                                                                     Exhibit 4.4


                        1999 EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE 1
                                     PURPOSE

      1.1 PURPOSE. The purpose of the Planet Resources, Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Planet Resources, Inc. (the "Company") who wish to become shareholders of the Company an opportunity to purchase common stock ($.001 par value) of the Company ("Stock"). The Board of Directors of the Company believes that employee participation in the ownership of the Company will be to the mutual benefit of both the employees and the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                    ARTICLE 2
                                   DEFINITIONS

      2.1 BOARD. Board shall mean the Board of Directors of the Company or a committee appointed by the Board of Directors of the Company to administer the Plan. The Board shall have complete discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for the administering of the Plan. The Board's determination of the foregoing matters shall be conclusive.

      2.2 COMPENSATION. Compensation shall mean regular straight-time earnings or salary, excluding payments for overtime, shift premium, bonuses and other special payments, commissions or incentive payments. 2.3 Employee. Employee shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

      2.4 PLAN ADMINISTRATOR. Plan Administrator shall mean the person designated by the Board to receive notices and supervise the operation of the Plan. In the absence of a designation of a Plan Administrator by the Board, the Treasurer of the Company shall be the Plan Administrator.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

      3.1 INITIAL ELIGIBILITY. Any employee who shall have completed six consecutive months of employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such six month period has concluded.

      3.2 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as applicable) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence by return to full-time or part-time employment (as applicable) shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

      3.3 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted any rights to purchase shares under the Plan:

            (a) If, immediately after such grant, such employee would own Stock, and/or hold outstanding options to acquire Stock, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company (for the purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining Stock ownership); or

                  (b) Which would permit such employee's rights to purchase
            Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding.

      3.4 RESTRICTIONS ON GRANTS. No more than 100,000 shares of Stock may be sold pursuant to options granted under the Plan. If for any reason any option under the Plan terminates in whole or in part, shares of Stock subject to such terminated options may be again subject to an option under the Plan.

      3.5 COMMENCEMENT OF PARTICIPATION. An eligible employee may become a participant with respect to a particular Offering (defined below) by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the personnel office on or before the Offering Commencement Date (defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date, unless sooner terminated by the participant as provided in Article 7.

                                    ARTICLE 4
                                    OFFERINGS

      4.1 OFFERINGS. From time to time, but not more frequently than once during any six month period, the Board may fix a date ("Offering Commencement Date"), on which the Company will make an offer ("Offering"), to all employees then eligible to participate, of options to purchase Stock. Each Offering Commencement Date shall be at least 60 days after the date on which the Board makes the employees aware of the Offering. The Offering Termination Date shall be the date which is six months after the Offering Commencement Date.

                                    ARTICLE 5
                               GRANTING OF OPTIONS

      5.1 NUMBER OF SHARES OF OPTION STOCK. On each Offering Commencement Date, each participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of Stock determined as follows:

            (a) The percentage of the employee's Compensation which he has elected to have withheld, but in no event exceeding five percent of Compensation; multiplied by

            (b) The employee's Compensation during the period of the Offering; divided by

            (c) 85 percent of the market value of the Stock on the applicable Offering Commencement Date, determined as provided in Section 5.2 below.

      5.2 OPTION PRICE. The option price of Stock under this Plan shall be the lower of:

            (a) 85 percent of the market value of the Stock on the Offering Commencement Date; or

            (b) 85 percent of the market value of the Stock on the Offering Termination Date. The market value of the Stock shall be its closing price on the applicable date, or the nearest prior business day on which trading occurred, on National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ). If the Stock is not admitted to trading on NASDAQ on the Offering Commencement Date or the Offering Termination Date, then the market value on such dates shall be 85 percent of the fair market value of the Stock as determined by the Board.

                                    ARTICLE 6
                               EXERCISE OF OPTIONS

      6.1 AUTOMATIC EXERCISE. Unless a participant gives written notice to the Company as provided herein, his option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares of Stock for which options have been granted to the employee pursuant to Section 5.1) and any excess in his account at that time will be returned to him.

      6.2 WITHDRAWAL OF ACCOUNT. By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all accumulated payroll deductions in his account at such time.

      6.3 FRACTIONAL SHARES. Fractional shares of Stock will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

      6.4 TRANSFERABILITY OF OPTIONS. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

      6.5 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

                                    ARTICLE 7
                                   WITHDRAWAL

      7.1 IN GENERAL. A participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Plan Administrator. All of the employee's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering.

      7.2 EFFECT ON SUBSEQUENT PARTICIPANT. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

      7.3 TERMINATION OF EMPLOYMENT. Upon termination of the participant's employment for any reason, including retirement but excluding death while in the employ of the Company, the payroll deductions credited to his account will be returned to him.

      7.4 DEATH. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section ) shall have the right to elect by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the participant, either:

            (a) To withdraw all of the payroll deductions credited to the participant's account under the Plan; or

            (b) To exercise the participant's option for the purchase of Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to the beneficiary.

      In the event that no such written notice of election shall be duly received by the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to subsection (b), to exercise the participant's option.

      7.5 LEAVE OF ABSENCE. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 3.5, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: the termination of such leave of absence; or three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates occurs first.

                                    ARTICLE 8
                                    INTEREST

      8.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee; except that interest shall be paid on any and all money which is distributed to an employee or his beneficiary pursuant to Sections 6.1 and 7.4(a). Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at Summit Bank during the applicable offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Philadelphia, Pennsylvania selected by the Board. Where the amount returned represents an excess amount in an employee's account after such account has been applied to the purchase of stock, the employee's withholding account shall be deemed to have been applied first toward purchase of stock under the Plan, so that interest shall be paid only on the last withholdings during the period which result in the excess amount.

                                    ARTICLE 9
                                      STOCK

      9.1 MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.4, shall be 100,000 shares for all Offerings. The maximum number of shares of Stock which shall be issued in each Offering shall be determined by the Board at the time the Offering is made. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Section 6.1 exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

      9.2 PARTICIPANT'S INTEREST IN OPTION STOCK. The participant will have no interest in Stock covered by his option until such option has been exercised on the Offering Termination Date.

      9.3 REGISTRATION OF STOCK. Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Stock 4 and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Stock and/or cash to the personal representative of the estate of the participant, or if no such personal representative has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or, if none, per stirpes to the descendants of the participant. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the participant under the Plan.

      10.2 TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section .

      10.3 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

      10.4  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

            (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Board in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in
      Article 4 hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends.

      (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with the transactions as the Board shall deem necessary to assure that the provisions of this Section 10.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities and/or property as to which the holder of such option might thereafter be entitled to receive.

      10.5 AMENDMENT AND TERMINATION. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section ); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

      10.6 EFFECTIVE DATE. The Plan shall become effective as of January 28, 1999, subject to approval by the holders of the majority of the Stock.

      10.7 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in 5 any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

      10.8 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the personal representatives thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                 AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                           INTERNET LAW LIBRARY, INC.

      1. Amendment. The first sentence of Section 3.4 of the Plan is hereby amended by deleting said sentence and replacing it with the following in lieu thereof so that said sentence shall now read in its entirety as follows:

"No more than 1,000,000 shares of Stock may be sold pursuant to options granted under the Plan."

      2. Amendment. The first sentence of Section 9.1 of the Plan is hereby amended by deleting said sentence and replacing it with the following in lieu thereof so that said sentence shall now read in its entirety as follows:

"The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.4, shall be 1,000,000 shares for all Offerings."

      3. The remaining terms of the Plan shall remain in full force and effect.

This amendment has been approved by the Board of Directors to be effective as of August 22, 2001.